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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Diedrich Coffee, Inc.:

We consent to the use in the Registration Statement on Form S-3, filed on or about August 3, 2001, of Diedrich Coffee, Inc. and subsidiaries of our report dated September 22, 2000, except as to paragraphs 3 through 5 of note 6, which are as of September 26, 2000, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                                       /s/ KPMG LLP

Orange County, California
August 3, 2001